Exhibit 99

[Wendy’s International Logos]

CORPORATE NEWS	One Dave Thomas Boulevard
P.O. Box 256
Dublin, Ohio 43017

Wendy’s International, Inc. adjusts 2004 EPS goal to a range of $2.25 to $2.30, up 10% to 12% over 2003

3rd Quarter EPS expected to be in the $0.59 to $0.60 range

Hurricanes affected 3rd Quarter sales and profits; 4th Quarter beef costs will be higher than expected

     DUBLIN, Ohio (September 21, 2004) – Wendy’s International, Inc. (NYSE: WEN) today announced it is adjusting its 2004 earnings per share growth goal to a range of $2.25 to $2.30, which is a 10% to 12% increase over its 2003 earnings of $2.05 per share. The Company’s previous goal for 2004 EPS was a range of $2.32 to $2.37.

     The adjustment for the year is due to a combination of factors. The third-quarter factors include the impact on Wendy’s® restaurants from recent hurricanes and an increase in legal reserves, including the preliminary settlement of litigation. The fourth-quarter factors include higher-than-expected beef costs and short-term challenges at Baja Fresh® Mexican Grill.

     The Company expects EPS for the third quarter ending Sept. 26, 2004 to be in a range of $0.59 to $0.60.

Third Quarter affected by hurricanes and other factors

     Hurricanes Charley, Frances and Ivan have negatively affected sales and profits at Wendy’s company and franchised restaurants throughout the Southeast and Gulf Coast. Wendy’s has lost more than 2,000 store days so far in the third quarter due to closed restaurants, mandatory evacuations and power outages. In addition to the lost store days, customer traffic at Wendy’s restaurants has been affected by heavier-than-normal rain in the aftermath of the hurricanes, especially in the Southeast and Northeast U.S., resulting in inefficient store operations.

     Wendy’s U.S. company same-store sales for the month (period 9), through September 20, are running approximately -1.0% compared to a year ago, which is lower than expected. Same-store sales for period 9 in 2003 increased 3.5%.

     Also affecting third-quarter performance:

•	Three separate insurance deductibles totaling up to $750,000 for structural damage from the hurricanes to Wendy’s company restaurants.

•	An increase in legal reserves, including the preliminary settlement of litigation.

     As a result of these factors, the Company anticipates that third quarter EPS will be in the range of $0.59 to $0.60. The Company plans to publish third-quarter results on October 21.

Fourth-Quarter beef prices will be higher than expected

     The Company expects beef prices to be $1.39 per pound for the fourth quarter, which is higher than anticipated and a 7.8% increase over the fourth-quarter beef price of $1.29 per pound in 2003. Beef prices, which were $1.31 per pound in the third quarter of 2004, had been expected to stabilize. Instead, beef prices increased due to low beef production through the late summer. Production in July and August was the lowest for those months since 1994, despite an available cattle supply that was the fourth-largest on record. Cattle slaughter was approximately 7.5% below the available supply. Wendy’s quarterly beef cost is a formula based on certain prices in the prior quarter.

     The Company also expects sales and operational challenges to continue at Baja Fresh in the fourth quarter.

     “The hurricanes and the aftermath of the storms have affected sales at Wendy’s for both our company operators and franchisees,” said Chairman and Chief Executive Officer Jack Schuessler. “Heavy rain, flooding and power outages following the storms in the Eastern United States have negatively affected sales and store-level efficiencies.”

     Wendy’s has 1,030 total restaurants in Florida, Georgia, Alabama, Louisiana and Mississippi, which have received the brunt of the three hurricanes. This represents about 18% of Wendy’s 5,840 total restaurants in the United States.

Number of Wendy’s Restaurants in Southeast United States

State	Company	Franchise	Total
Florida	178	283	461
Georgia	49	242	291
Alabama		104	104
Louisiana	30	62	92
Mississippi		82	82

Total	257	773	1,030

     “We could withstand one or two issues, but the combination of the hurricanes and other factors is having a significant short-term impact on our business,” Schuessler said. “The good news is that we think about the business long-term, and these are short-term challenges. Our core businesses are healthy and growing, and Tim Hortons® continues to produce excellent results in Canada and the United States,” Schuessler said.

Company’s previously disclosed items affecting 2004

     The Company’s updated 2004 guidance also includes items that management had previously disclosed:

•	The Canadian exchange rate in the third quarter a year ago averaged $1.38 and benefited 2003 third-quarter earnings by $0.035 per share. The Company expects the earnings benefit from the exchange rate to be less during the third quarter of 2004.

•	The Company began expensing restricted stock this year, which is expected to cost $0.01 per share in both the third and fourth quarters of 2004.

•	As management explained during its most recent earnings conference call, the Company expects about $500,000 in lease termination costs during the third quarter related to Baja Fresh closing five restaurants.

•	Fourth-quarter earnings in 2004 will benefit from a 53rd operating week, which occurs every seven years.

Company to host special Conference Call and Webcast on September 22 at 8:00 a.m.

     The Company will host a special conference call and webcast tomorrow, September 22, beginning at 8:00 a.m. (Eastern) to discuss this announcement. Investors and the public may participate in the conference call in either one of the following ways:

•	Phone Call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance. Please note that instant replay will be available following the conference call. The instant replay number is 800-642-1687 (domestic) and 706-645-9291 (international). The conference ID number is 310721. Instant replay will be available through 5:00 p.m. Eastern on September 24.

•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived at that site.

Company plans to publish September period sales on September 29

     The Company will publish September period same-store sales for Wendy’s U.S. and Tim Hortons on Wednesday morning, September 29.

Management plans Fall Analyst and Investor Meeting on September 29-30

     The Company will host its Fall Analyst and Investor Meeting on September 29-30, 2004, in Dublin, Ohio. The meeting will focus on long-term strategies and highlight innovation in the Wendy’s and Tim Hortons brands.

     The meeting will feature tours of recently remodeled Wendy’s and Tim Hortons restaurants with new designs, technology and equipment. Management presentations will be webcast. Detailed information about the meeting can be found on www.wendys-invest.com.

Wendy’s International, Inc. overview

     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,000 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company invested in two additional quality brands during 2002 – Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACT:
John Barker (614-764-3044 or john_barker@wendys.com)
Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.